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                                                                  EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of our report dated October 31, 1996 on the combined statement of revenue and certain expenses of the Commonwealth of Pennsylvania State Employees System Acquisition Properties (the SERS Properties) included in the Form S-11 Registration Statement File No. 333-13969 of Brandywine Realty Trust. It should be noted that we have not audited any financial statements of the SERS Properties subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.



                                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
   January 31, 1997